                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

         [ ] Preliminary Proxy Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))

         [x] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ ] Soliciting Material pursuant to Sections 240.14a-11(c) or Sections
             240.14a-12

                             PETROQUEST ENERGY, INC.
                (Name of Registrant as specified in its Charter)

                             PETROQUEST ENERGY, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

         [x] No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

             (1) Title of each class of securities to which the transaction applies:

                 ---------------------------------------------------------------

             (2) Aggregate number of securities to which the transaction applies:

                 ---------------------------------------------------------------

             (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------

             (4) Proposed maximum aggregate value of the transaction:

                 ---------------------------------------------------------------

             (5) Total fee paid:

                 ---------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1)      Amount previously paid:
                                          -------------------------------------

         (2)      Form, Schedule or Registration Statement:
                                                            --------------------

         (3)      Filing Party:
                                ------------------------------------------------

         (4)      Date Filed:
                              --------------------------------------------------

                             PETROQUEST ENERGY, INC.
                      625 E. KALISTE SALOOM ROAD, SUITE 400
                           LAFAYETTE, LOUISIANA 70508

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 25, 1999

                                ----------------

         Notice is hereby given that the annual meeting of the stockholders of PetroQuest Energy, Inc. (the "Company") will be held at 10:00 a.m. (Lafayette time) on May 25, 1999 at the offices of the Company, 625 E. Kaliste Saloom Road, Suite 400, Lafayette, Louisiana 70508, for the following purposes:

         1. To elect a board of seven directors; and

         2. To consider and to act on such other business as may properly come before the meeting.

         A record of stockholders was taken at the close of business on April 9, 1999, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at the offices of the Company, 625 E. Kaliste Saloom Road, Suite 400, Lafayette, Louisiana 70508, for a period of ten days prior to the meeting.

         Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it to the Company promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                       By Order of the Board of Directors,


                                       by: /s/ Robert R. Brooksher
                                           -------------------------------------
                                       ROBERT R. BROOKSHER,
                                       Chief Financial Officer and Secretary


April 21, 1999

                             PETROQUEST ENERGY, INC.
                      625 E. KALISTE SALOOM ROAD, SUITE 400
                           LAFAYETTE, LOUISIANA 70508


                                 PROXY STATEMENT

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PetroQuest Energy, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting of the Company's stockholders to be held in Lafayette, Louisiana on May 25, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 21, 1999. Business at the annual meeting is conducted in accordance with the procedures determined by the presiding officer and is generally limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions requiring advance notice and disclosure of relevant information.

         Because many stockholders are unable to attend the meeting, the Board of Directors solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. Stockholders are urged to read carefully the material in this Proxy Statement, to register votes by marking the appropriate boxes on the enclosed proxy card and to sign, date and return the proxy card in the enclosed stamped envelope. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Pursuant to Delaware law: (i) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (ii) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; (iii) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal; and (iv) proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal. Any proxy on which no direction is specified will be voted for the election of all nominees for director named below and, in the discretion of the persons named on the proxy cards, on any other matter which may properly come before the meeting. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a signed proxy of a later date or appearing at the meeting and voting in person.

                          OUTSTANDING VOTING SECURITIES

         The number of voting securities of the Company outstanding on April 9, 1999, the record date for the determination of stockholders entitled to vote at the annual meeting (the "Record Date"), was 18,537,347 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), each of which is entitled to one vote on all matters properly brought before the meeting. Holders of a majority of the shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum for the transaction of business.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the annual meeting, seven directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the Board of Directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. All of the nominees have previously been elected by the Company's stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

         Certain information regarding the nominees is set forth below:


NAME                                     AGE      POSITION                                         DIRECTOR SINCE
----                                     ---      --------                                         --------------

William C. Leuschner                      70      Chairman of the Board of Directors                    1989

Charles T. Goodson                        43      President, Chief Executive Officer                    1998
                                                  and Director

Alfred J. Thomas, II                      62      Chief Operating Officer and Director                  1998

Ralph J. Daigle                           51      Senior Vice President of Exploration and              1998
                                                  Director

Robert R. Brooksher                       48      Chief Financial Officer, Secretary and Director       1998

Robert L. Hodgkinson (1)(2)               49      Director                                              1989

Daniel G. Fournerat (1)(2)                45      Director                                              1998

(1)      Member, Compensation Committee of the Board of Directors

(2)      Member, Audit Committee of the Board of Directors


         William C. Leuschner has been chairman of the board of directors since May 1989. Mr. Leuschner served as a director of Skyline Natural Resources, a publicly-traded company on the Alberta Stock Exchange, from 1985 to 1995. He was president of Arenosa Resource Corporation, a private oil and gas company subsequently sold to the Company, from 1982 to 1992. In 1982, he founded Leuschner International Resources Ltd., a private hydrocarbon consulting and independent oil and gas producing firm, of which he is President. Mr. Leuschner is a professional geologist with a Bachelor of Geology from Texas A&M University in 1950.

         Charles T. Goodson has served as president and chief executive officer of the Company and as a member of the board of directors since September 1998. From 1995 to 1998, Mr. Goodson was president of American Explorer, L.L.C., a private oil and gas exploration and production company subsequently sold to the Company. Since 1985, he has served as president and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for the Company and is currently inactive. From 1980 to 1985 he worked for Callon Petroleum Company, first as a landman, then district land manager and then regional land manager. He began his career in 1978 as a landman for Mobil Oil Corporation.

         Alfred J. Thomas, II has served as chief operating officer of the Company and as a member of the board of directors since September 1998. From 1995 to 1998, Mr. Thomas was chief executive officer of American Explorer, L.L.C., a private oil and gas exploration and production company subsequently sold to the Company. Since 1985, he has served as chief executive officer and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for the Company and is currently inactive. From 1976 through 1984 he was a partner in Petitfils, Thomas and Associates, an oil and gas engineering consulting firm. He worked for the Superior Oil Company as a petroleum engineer from 1959 until 1976.

         Ralph J. Daigle has served as senior vice president of exploration of the Company and as a member of the board of directors since September 1998. From 1995 to 1998, Mr. Daigle was senior vice president of exploration of American Explorer, L.L.C., a private oil and gas exploration and production company subsequently sold to the Company. Since 1989, he has served as the senior vice president of exploration of American Explorer, Inc., an oil and gas operating company which formerly operated properties for the Company and is currently inactive. From 1984 to 1989, he worked as an independent geophysical consultant. From 1979 to 1984, he was employed by X-Plor, an exploration and production consulting group. He worked for Texas Pacific Oil Company as a geophysical interpreter of seismic data from 1977 until 1979 and served in the same capacity with Union Oil Company from 1973 to 1977. He began his career as a field observer, party manager and party chief for Seismic Delta, Inc.

         Robert R. Brooksher has served as chief financial officer and secretary of the Company and has served as a member of the board of directors since September 1998. From 1997 to 1998, Mr. Brooksher was chief financial officer of American Explorer, L.L.C., a private oil and gas exploration and production company subsequently sold to the Company. Since the beginning of 1997, he has served as the chief financial officer of American Explorer, Inc., an oil and gas operating company which formerly operated properties for the Company and is currently inactive. From 1994 to 1997, he served as a financial consultant to energy related companies. From 1988 to 1994 he was vice president of acquisitions and chief financial officer of Espero Energy Corporation. He was an investment manager with Graham Resources, Inc. from 1987 to 1988 and chief financial officer of Crescent Exploration Company from 1985 to 1987. From 1983 to 1985, he was a financial consultant for an individual with interests in oil and gas and real estate. He began his career with Arthur Andersen & Co. in 1973 and worked in its audit division until 1983.

         Robert L. Hodgkinson has served as a member of the board of directors since April 1989. Mr. Hodgkinson has served as director of Equatorial Energy, Inc., formerly Australian Oilfields Pty. Ltd., since February 1996. From April 1993 to September 1995, he was director of Roxbury Capital Corp., an oil and gas exploration and production company subsequently sold to the Company in September 1995. From 1982 to November 1990, he was vice president of L.O.M. Western Securities Ltd., a securities firm in Vancouver, British Columbia.

         Daniel G. Fournerat has served as outside counsel to the Company and as a member of the board of directors since September 1998. Mr. Fournerat is an attorney-at-law practicing since 1977 with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell (A Professional Law Corporation) with an oil and gas transactional practice.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

         In accordance with Delaware corporate law, the business of the Company is managed under the direction of its Board of Directors. There are currently two standing committees of the Board of Directors, the audit committee and the compensation committee. Committee membership and the functions of those committees are described below.

         During 1998, the Board of Directors held four meetings. All directors, except for Messrs. Goodson, Thomas, Daigle, Brooksher and Fournerat (all of whom became directors effective September 1, 1998), attended at least 75% of the total meetings of the Board and the committees on which they serve.

         AUDIT COMMITTEE. The current members of the Audit Committee are Robert
L. Hodgkinson and Daniel G. Fournerat. Prior to the Merger (see "Change in Control"), the members of the Audit Committee were Ronald P. Bourgeois and Emile
D. Stehelin. The Audit Committee met one time during 1998 prior to the Merger. The audit Committee is responsible for recommending to the entire Board of Directors engagement and discharge of independent auditors of the financial statements of the Company, reviews the professional service provided by the independent auditors, reviews the independence of independent auditors, reviews with the auditors the plan and results of the auditing engagement, considers the range of audit and non-audit fees and reviews the adequacy of the Company's system of internal audit controls. In addition, the Audit Committee directs and supervises special investigations as deemed necessary by the Audit Committee.

         COMPENSATION COMMITTEE. The current members of the Compensation Committee are Robert L. Hodgkinson and Daniel G. Fournerat. Prior to the Merger (see "Change in Control"), the members of the Compensation Committee were Robert
L. Hodgkinson, Emile D. Stehelin and Martin G. Abbott. The Compensation Committee met one time during 1998 prior to the Merger. The Compensation Committee recommends to the Board of Directors the compensation to be paid to officers and key employees of the Company and the compensation of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board of Directors, the Compensation Committee is responsible for administration of executive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and each member of the Compensation Committee has the power and authority to execute and bind the Company to such documents, agreements and instruments related to such plans and compensation as are approved by the Compensation Committee. In the alternative, the Compensation Committee may authorize any officer of the Company to execute such documents, agreements and instruments on behalf of the Company. In addition, the Compensation Committee reviews levels of pension benefits and insurance programs for officers and key employees.

         DIRECTOR COMPENSATION. During the year ended December 31, 1998, employee and non-employee directors of the Company received no compensation for their services as directors. The Company is in the process of formulating its compensation policy that will be put in place for employee and non-employee directors of the Company.

VOTE REQUIRED FOR APPROVAL

         The seven nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of Common Stock entitled to vote and present, in person or by proxy, at the annual meeting shall be the duly elected directors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL SEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

         The following table presents certain information as of March 22, 1999, as to (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:

                                                                                 SHARES BENEFICIALLY OWNED (1)
                                                                              ---------------------------------
                                                                                                     PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER (2)                                 NUMBER                  CLASS
      ----------------------------------------                                ---------              ----------

      Charles T. Goodson (3)..................................                3,202,700                 17.3%

      Ralph J. Daigle (4).....................................                2,720,600                 14.7%

      Alfred J. Thomas, II (5)................................                2,257,492                 12.2%

      Wellington Management Company, L.P......................                1,090,000                  5.9%
                75 State Street
                Boston, Massachusetts 02109

      Robert L. Hodgkinson (6)................................                  840,000                  4.5%

                Hodgkinson Equities Corporation
                600-595 Howe Street
                Vancouver, B.C.
                Canada, V6C 2T5

      William C. Leuschner (7) ...............................                  672,779                  3.6%
                Leuschner International Resources, Ltd.
                600-595 Howe Street
                Vancouver, B.C.
                Canada, V6C 2T5

      Robert R. Brooksher (8).................................                  494,367                  2.7%

      Ronald P. Bourgeois (9).................................                  159,151                    *
                c/o Asia Pacific Power Corporation
                400 Burrard Street
                Vancouver, B.C.
                Canada, V6C 3A6

      Daniel G. Fournerat (10)................................                   16,667                    *

      All directors and executive officers
                as a group (7 persons)
                (3)(4)(5)(6)(7)(8)(9)(10) ....................               11,453,756                 61.8%

      *  Less than 1%

      (1) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons.

      (2) Unless otherwise indicated, the address of all persons set forth above is 625 E. Kaliste Saloom Road, Suite 400, Lafayette, Louisiana 70508.

      (3) Includes (i) 2,567,250 shares of Common Stock directly held by Mr. Goodson, (ii) 583,450 shares of Common Stock which may be directly held by Mr. Goodson pursuant to Contingent Stock Issue Rights (as defined hereafter in "Change in Control") , (iii) 30,000 shares of Common Stock indirectly held by American Explorer, Inc., a company in which Mr. Goodson has 50% ownership, and (iv) 22,000 shares of Common Stock issuable on the exercise of vested options. See "Change in Control" and "Certain Relationships and Related Transactions."

(4) Includes (i) 2,200,500 shares of Common Stock directly held by Mr. Daigle, (ii) 500,100 shares of Common Stock which may be directly held by Mr. Daigle pursuant to Contingent Stock Issue Rights and (iii) 20,000 shares of Common Stock issuable on the exercise of vested options. See "Change in Control" and "Certain Relationships and Related Transactions."

(5) Includes (i) 1,309,298 shares of Common Stock directly held by Mr. Thomas, (ii) 297,560 shares of Common Stock which may be directly held by Mr. Thomas pursuant to Contingent Stock Issue Rights, (iii) 487,778 shares of Common Stock directly held by his wife, Janell B. Thomas,
         (iv) 110,856 shares of Common Stock which may be held directly by his wife, Janell B. Thomas, pursuant to Contingent Stock Issue Rights, (v) 30,000 shares of Common Stock indirectly held by American Explorer, Inc., a company in which Mr. Thomas has 50% ownership, and (vi) 22,000 shares of Common Stock issuable on the exercise of vested options. See "Change in Control" and "Certain Relationships and Related Transactions."

(6) Includes shares held indirectly through Hodgkinson Equities Corporation, a company wholly owned by Mr. Hodgkinson and 90,000 shares of Common Stock issuable on the exercise of vested options. Includes 60,000 shares of Common Stock issued pursuant to the acquisition of a 5% working interest in the Valentine prospect from Colima Oil Company as to 2% and Yukon as to 3%. See "Certain Relationships and Related Transactions".

(7) Includes shares held indirectly in the name of Leuschner International Resources, Ltd., a company wholly owned by Mr. Leuschner and 90,000 shares of Common Stock issuable on the exercise of vested options. See "Certain Relationships and Related Transactions." Includes 80,000 shares of Common Stock issued pursuant to the acquisition of a 5% working interest in the Valentine prospect from Colima Oil Company as to 2% and Yukon as to 3%. See "Certain Relationships and Related Transactions".

(8) Includes (i) 31,600 shares of Common Stock directly held by Mr. Brooksher, (ii) 366,750 shares of Common Stock which may be directly held by Mr. Brooksher on the exercise of a vested option to acquire Common Stock from Charles T. Goodson, Alfred J. Thomas, II, Janell B. Thomas, Alfred J. Thomas, III, Blaine A. Thomas, Natalie A. Thomas and Ralph J. Daigle, (iii) 83,350 shares of Common Stock which may be directly held by Mr. Brooksher pursuant to Contingent Stock Issue Rights on the exercise of a vested option to acquire Contingent Stock Issue Rights from Charles T. Goodson, Alfred J. Thomas, II, Janell B. Thomas, Alfred J. Thomas, III, Blaine A. Thomas, Natalie A. Thomas and Ralph J. Daigle and (iv) 12,667 shares of Common Stock issuable on the exercise of vested options. See "Change in Control" and "Certain Relationships and Related Transactions."

(9) Includes 90,000 shares of Common Stock issuable on the exercise of vested options.

(10) Includes 16,667 shares of Common Stock issuable on the exercise of vested options. See "Certain Relationships and Related Transactions."

EXECUTIVE OFFICERS

         The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. All of the Company's executive officers are listed in the following table:


NAME                                      AGE            POSITION
----                                      ---            --------

Charles T. Goodson                         43            President, Chief Executive Officer and Director

Alfred J. Thomas, II                       62            Chief Operating Officer and Director

Ralph J. Daigle                            51            Senior Vice President of Exploration and Director

Robert R. Brooksher                        48            Chief Financial Officer, Secretary and Director

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and each of the other four most highly-paid executive officers of the Company (collectively, the "Named Executive Officers") determined at the end of the last fiscal year:


                                            ANNUAL COMPENSATION                                 LONG-TERM
                                                                                              COMPENSATION
                                     ------------------------------                           ------------
NAME AND                                                                    OTHER ANNUAL        NUMBER OF        ALL OTHER
PRINCIPAL POSITION                   YEAR      SALARY         BONUS         COMPENSATION       OPTIONS (1)     COMPENSATION
------------------                   ----      ------         -----         ------------      ------------     ------------


Robert L. Hodgkinson(2).........     1998          --           --          CDN 100,000(3)        90,000(4)         (5)
      President and Chief            1997          --           --          CDN 150,000(3)       200,000(4)         --
      Executive                      1996          --           --          CDN 150,000(3)            --            --
      Officer

William C. Leuschner                 1998          --           --                     (6)        90,000(7)         (8)
      Chairman of the Board          1997          --           --          CDN 150,000(9)            --            --
                                     1996          --           --          CDN 150,000(9)       125,000(7)         --

Ronald P. Bourgeois(2)               1998          --           --                     (10)       90,000(11)       (12)
      Chief Financial Officer        1998          --           --          CDN 118,000(13)           --            --
      and                            1996          --           --          CDN 118,000(13)       75,000(11)        --
      Secretary

Charles T. Goodson(14)..........     1998      70,000           --                   --           66,000(15)        --
      President and Chief            1997          --           --                   --               --            --
      Executive                      1996          --           --                   --               --            --
      Officer

Alfred J. Thomas, II(16)........     1998      70,000           --                   --           66,000(15)        --
      Chief Operating Officer        1997          --           --                   --               --            --
                                     1996          --           --                   --               --            --

Ralph J. Daigle(17).............     1998      60,000           --                   --           60,000(15)        --
      Senior Vice President of       1997          --           --                   --               --            --
      Exploration                    1996          --           --                   --               --            --

Robert R. Brooksher(18).........     1998      60,000           --                   --           38,000(15)        --
      Chief Financial Officer        1997          --           --                   --               --            --
      and                            1996          --           --                   --               --            --
      Secretary

(1) See "Option Grants in Last Fiscal Year" for certain information with respect to options granted during the fiscal year ended December 31, 1998.

(2) Mr. Hodgkinson and Mr. Bourgeois resigned their respective positions effective September 1, 1998.

(3) These monies were paid to Hodgkinson Equities Corporation, a private company of which Mr. Hodgkinson is the principal shareholder, pursuant to a now terminated consulting agreement. See "Certain Relationships and Related Transactions."

(4) Pursuant to the Merger, 110,000 of 200,000 option shares outstanding under the 1995 and 1996 Plans were canceled, and the remaining 90,000 were amended as to exercise price and expiry date and are governed under the 1998 Incentive Plan. See "Change in Control" and "Certain Relationships and Related Transactions."

(5) Pursuant to the Merger, Mr. Hodgkinson received CDN $150,000 in severance and received CDN $100,000 and will retain the furnishings from the Company's Vancouver office in consideration for assuming the office and equipment leases for the Company's Vancouver office. See "Change in Control" and "Certain Relationships and Related Transactions."

(6) Pursuant to a now terminated consulting agreement, CDN $100,000 was paid to Leuschner International Resources Ltd., a private company of which Mr. Leuschner is the chairman and principal shareholder. Pursuant to a current consulting agreement, US $50,000 was paid to Leuschner International Resources Ltd., a private company of which Mr. Leuschner is the chairman and principal shareholder. See "Certain Relationships and Related Transactions."

(7) Pursuant to the Merger, 35,000 of 125,000 option shares outstanding under the 1995 and 1996 Plans were canceled, and the remaining 90,000 were amended as to exercise price and expiry date and are governed under the 1998 Incentive Plan. See "Change in Control" and "Certain Relationships and Related Transactions."

(8) Pursuant to the Merger, Mr. Leuschner received CDN $150,000 in severance and received CDN $100,000 in consideration for terminating the Calgary consultants and closing the Company's Calgary office. See "Change in Control" and "Certain Relationships and Related Transactions."

(9) These monies were paid to Leuschner International Resources Ltd., a private company of which Mr. Leuschner is the chairman and principal shareholder, pursuant to a now terminated consulting agreement.

(10) Pursuant to a now terminated consulting agreement, CDN $100,000 was paid to Mr. Bourgeois. Pursuant to a current consulting agreement, Mr. Bourgeois was paid US $30,000. See "Certain Relationships and Related Transactions."

(11) Pursuant to the Merger, 75,000 option shares under the 1995 and 1996 Plans were amended as to exercise price and expiry date and are governed under the 1998 Incentive Plan. Also pursuant to the Merger, Mr. Bourgeois was granted an additional 15,000 option shares under the 1998 Incentive Plan. See "Change in Control" and "Certain Relationships and Related Transactions."

(12) Pursuant to the Merger, Mr. Bourgeois received CDN $120,000 in severance and CDN $5,000 for a disability plan premium. See "Change in Control" and "Certain Relationships and Related Transactions."

(13) These monies were paid to Mr. Bourgeois pursuant to a now terminated consulting agreement. See "Certain Relationships and Related Transactions."

(14) Mr. Goodson joined the Company on September 1, 1998 and is compensated at an annual rate of $210,000.

(15) Options vest in installments on each of December 31, 1998, December 31, 1999 and December 31, 2000.

(16) Mr. Thomas joined the Company on September 1, 1998 and is compensated an at annual rate of $210,000.

(17) Mr. Daigle joined the Company on September 1, 1998 and is compensated at an annual rate of $180,000.

(18) Mr. Brooksher joined the Company on September 1, 1998 and is compensated at an annual rate of $180,000.

         Option Grants in Last Fiscal Year. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 1998:


                                INDIVIDUAL GRANTS

                                                        % OF TOTAL                              POTENTIAL REALIZABLE VALUE AT
                                      NUMBER OF           OPTIONS                                 ASSUMED ANNUAL RATES OF
                                     SECURITIES         GRANTED TO                              STOCK PRICE APPRECIATION FOR
                                     UNDERLYING        EMPLOYEES IN   EXERCISE    EXPIRATION            OPTION TERM(1)
         NAME                      OPTIONS GRANTED     FISCAL YEAR      PRICE        DATE              5%             10%
         ----                      ---------------     ------------   --------    ----------    ----------------  -----------

Robert L. Hodgkinson.......             90,000 (2)           8.9%      $.8479        9/1/01          $12,029        $25,259

William C. Leuschner.......             90,000 (2)           8.9%      $.8479        9/1/01          $12,029        $25,259

Ronald P. Bourgeois........             75,000 (2)           7.4%      $.8479        9/1/01          $10,024        $21,049
                                        15,000 (3)           1.5%      $.8479        9/1/01           $2,005         $4,210

Charles T. Goodson.........             66,000 (4)           6.5%      $.8479        9/1/08          $35,194        $89,188

Alfred J. Thomas...........             66,000 (4)           6.5%      $.8479        9/1/08          $35,194        $89,188

Ralph J. Daigle............             60,000 (4)           5.9%      $.8479        9/1/08          $31,994        $81,080

Robert R. Brooksher........             38,000 (4)           3.8%      $.8479        9/1/08          $20,263        $51,351

-----------------------

(1) Based on actual option term (three years for options granted to Messrs. Hodgkinson, Leuschner and Bourgeois, and ten years for options granted to Messrs. Goodson, Thomas, Daigle and Brooksher ) and annual compounding at rates shown. Because the exercise prices of options granted equaled the fair market value of the Common Stock on the date of grant, the potential realizable value at 0% is nil.

(2) These are incentive stock options, to the extent allowed by tax law, previously granted under the Company's 1995 and 1996 Plans that, pursuant to the Merger, have been amended as to exercise price and expiry date and are now governed under the 1998 Incentive Plan. See "Change in Control" and "Certain Relationships and Related Transactions."

(3) These are incentive stock options, to the extent allowed by tax law, granted under the 1998 Incentive Plan pursuant to the Merger. These options vested immediately upon grant. See "Change in Control" and "Certain Relationships and Related Transactions."

(4) These are incentive stock options, to the extent allowed by tax law, granted under the 1998 Incentive Plan, and vest and become exercisable in approximately equal annual installments over a three-year period beginning December 31, 1998.

         Aggregated Option Exercises In Last Fiscal Year and Year-End Option Values. The following table provides information concerning the number of unexercised options and the value of in-the-money options held by the Named Executive Officers as of December 31, 1998:

                                SHARES                     NUMBER OF      UNEXERCISED       VALUE OF UNEXERCISED
                             ACQUIRED ON       VALUE        OPTIONS        AT FY-END      IN-THE-MONEY OPTIONS (1)
NAME                         EXERCISE (#)   REALIZED ($)  EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ------------   ------------  -----------    -------------   -----------   -------------

Robert L. Hodgkinson              --              --              90,000           --         --              --
William C. Leuschner              --              --              90,000           --         --              --
Ronald P. Bourgeois               --              --              90,000           --         --              --
Charles T. Goodson                --              --              22,000       44,000         --              --
Alfred J. Thomas                  --              --              22,000       44,000         --              --
Ralph J. Daigle                   --              --              20,000       40,000         --              --
Robert R. Brooksher               --              --              12,667       25,333         --              --

(1) Value of in-the-money options calculated based on the closing price per share of Common Stock at December 31, 1998 ($0.813 per share) as reported by the Nasdaq National Market System.

         Employment Contracts, Termination of Employment and Change-in-Control Arrangements. On September 1, 1998, the Company entered into employment agreements (the "Employment Agreements") with Charles T. Goodson, the Company's President and Chief Executive Officer and a director, Alfred J. Thomas, II, the Company's Chief Operating Officer and a director, Ralph J. Daigle, the Company's Senior Vice President of Exploration and a director, and Robert R. Brooksher, the Company's Chief Financial Officer and Secretary and a director (the "Executives"), providing for annual salaries of $210,000, $210,000, $180,000 and $180,000, respectively. Each of the Employment Agreements has a term of three years with automatic one-year renewals thereafter unless terminated. The Employment Agreements provide for termination with or without cause (as defined), with 12 months severance provided in the event of termination without cause. The Employment Agreements also contain a non-competition agreement prohibiting the Executive from competing with the Company during his employment and for one year after termination of the agreement for cause or by the Executive for any reason. As of January 21, 1999, Messrs. Goodson, Thomas, Daigle and Brooksher have voluntarily agreed to temporarily reduce their annual salaries payable under the Employment Agreements by one-third for an undetermined period of time due to the present economic conditions in the oil and gas exploration and production industry.

         On December 16, 1998, the Company entered into termination agreements with Charles T. Goodson, the Company's president and chief executive officer and a director, Alfred J. Thomas, II, the Company's chief operating officer and a director, Ralph J. Daigle, the Company's senior vice president of exploration and a director, and Robert R. Brooksher, the Company's chief financial officer and secretary and a director (the "Executives"), which provide for the payment of severance benefits upon the Change in Control (as defined) and consequent actual or constructive termination of the Executive's employment with the Company. Each of the agreements was effective immediately and will continue in effect until December 31, 2001; provided, however, that commencing on January 1, 2002 and each January 1 thereafter, the term of each of the agreements is automatically extended for one additional year unless the Company, not later than September 30 of the preceding year, gives notice that it does not wish to extend any one of the agreements; provided, further, that notwithstanding any such notice by the Company not to extend, each of the agreements will automatically be extended for 24 months beyond the term provide in each of the agreements if a Change in Control occurred during the term of each of the agreements. If an Executive's employment is terminated following a Change in Control of the Company other than for Cause (as defined) or by an Executive for Good Reason (as defined), the Executive will be entitled to (i) a lump sum payment, in cash, equal to two multiplied by the sum of (a) the Executive's annual base salary in effect on date of termination and (b) the Executive's most recent annual bonus; (ii) for a twenty-four month period (or, if less, the number of months from the date of termination until the Executive would have reached the age of 65), life insurance, health, disability and other welfare benefits substantially similar in all respects to those the Executive was receiving prior to notice of termination; and (iii) in the event that an Executive becomes entitled to any Severance Benefits (as defined) or other payments or benefits under the agreements by reason of accelerated vesting of stock options thereunder (together, the "Total Benefits"), and in the event that any of the Total Benefits will be subject to the Excise Tax (as defined), an additional amount such that the net amount retained by the Executive, after the deduction of any Excise Tax on the Total Benefits and any federal, state and local income tax, Excise Tax and FICA and Medicare withholding taxes upon the payment provided hereunder, is equal to the Total Benefits. The Executive will not be entitled to any benefits under each of the agreements if the Executive's employment terminates (i) pursuant to Executive retiring at age 65, (ii) by reason of Executive's total and permanent disability, or (iii) by reason or Executive's death.

         Report on Repricing of Options. In conjunction with the negotiations regarding the Merger (see "Change in Control"), the former management of the Company proposed and the stockholders of the Company approved the amendment of the exercise price and expiry date of 682,500 option shares outstanding under the 1995 and 1996 stock option plans as of the date of the closing of the Merger on September 1, 1998 (the "Effective Date"). The exercise price of the amended options was determined as follows: the higher of the weighted average trading price of the common shares of Optima Petroleum Corporation for the five business days prior to the Effective Date and the closing price of the Common shares of Optima Petroleum Corporation on the business day immediately prior to the Effective Date. The amended options vested upon grant, expire three years from the Effective Date (but in no event more than 10 years from the date of the original grant) and are governed under the Company's 1998 Incentive Plan. See "Executive Compensation - Summary Compensation Table" and "Certain Relationships and Related Transactions."

                              William C. Leuschner
                              Robert L. Hodgkinson
                               Ronald P. Bourgeois
                                Emile D. Stehelin
                                Martin G. Abbott

         The following table provides information concerning the amendment of the exercise price of options held by the Named Executive Officers during the year ended December 31, 1998:

                            10 YEAR OPTION REPRICINGS


                                             NUMBER OF          MARKET                                          LENGTH OF
                                            SECURITIES         PRICE OF          EXERCISE                    ORIGINAL OPTION
                                            UNDERLYING         STOCK AT          PRICE AT                          TERM
                                              OPTIONS           TIME OF          TIME OF                       REMAINING AT
                                             REPRICED          REPRICING        REPRICING          NEW           DATE OF
                                                OR                OR                OR          EXERCISE        REPRICING
             NAME                DATE         AMENDED          AMENDMENT        AMENDMENT       PRICE(1)        AMENDMENT
             ----                ----         -------          ---------        ---------       --------        ---------

Robert L. Hodgkinson (2)        9-1-98       90,000(2)             $.938               (3)        $.8479         11 months
  President and
  Chief Executive Officer

William C. Leuschner            9-1-98       90,000(4)             $.938          $4.15           $.8479         11 months
  Chairman of the Board

Ronald P. Bourgeois (2)         9-1-98       75,000                $.938          $4.15           $.8479         11 months
  Chief Financial Officer and
  Secretary

(1) The exercise price of the amended options was determined as follows: the higher of the weighted average trading price of the common shares of Optima Petroleum Corporation for the five business days prior to the Merger and the closing price of the Common shares of Optima Petroleum Corporation on the business day immediately prior to the Merger. See "Change in Control " and "Certain Relationships and Related Transactions."

(2) Mr. Hodgkinson and Mr. Bourgeois resigned their positions effective September 1, 1998.

(3) Prior to the Amendment, Mr. Hodgkinson held 125,000 option shares exercisable at $4.15 and 75,000 option shares exercisable at $4.05.

(4) Prior to the Amendment, Mr. Leuschner held 125,000 option shares exercisable at $4.15.

         Compensation Committee Interlocks and Insider Participation. Prior to the Merger (see "Change in Control"), Robert L. Hodgkinson, Emile D. Stehelin and Martin G. Abbott were members of the Compensation Committee. The current members of the Compensation Committee are Robert L. Hodgkinson and Daniel G. Fournerat. Mr. Hodgkinson had served as the Company's president and chief executive officer from 1989 until the Merger. In connection with the Merger, Mr. Hodgkinson has entered into severance and consulting agreements with the Company. See "Certain Relationships and Related Transactions." Also in connection with the Merger, the Company entered into an agreement dated May 26, 1998 to purchase a 5% working interest in the Valentine Prospect from Colima Oil Company ("Colima"), as to 2% and 7804 Yukon, Inc. ("Yukon") as to 3%. Yukon was owned 51% by Mr. Stehelin and 49% by Mr. Hodgkinson. See "Certain Relationships and Related Transactions." Mr. Fournerat, who practices law with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell (A Professional Law Corporation), has served as outside counsel to the Company since September 1998. See "Certain Relationships and Related Transactions."

         Compensation Committee Report On Executive Compensation. The Company's Compensation Committee (the "Committee") is comprised of outside directors whose role is to recommend to the Board of Directors the compensation to be paid to officers and key employees of the Company and the compensation of the Board of Directors. In addition, except as otherwise provided in any specific plan adopted by the Board of Directors, the Committee is responsible for administration of executive compensation plans, stock option plans, including the 1998 Incentive Plan, and other forms of direct or indirect compensation of officers and key employees. The Committee does not believe that the compensation policies applicable to the Company's executives prior to the Merger (see "Change in Control") are relevant for evaluating compensation on a going-forward basis. Presently, Charles T. Goodson, the Company's President and Chief Executive Officer, Alfred J. Thomas, II, the Company's Chief Operating Officer, Ralph J. Daigle, the Company's Senior Vice President of Exploration, and Robert R. Brooksher, the Company's Chief Financial Officer and Secretary, are compensated pursuant to employment agreements effective at the time of the Merger. The Committee is in the process of formulating the types of compensation policies that will be put in place for the Company's officers and key employees. See "Executive Compensation Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

                              Robert L. Hodgkinson
                               Daniel G. Fournerat

         Performance Graph. The following graph illustrates the yearly percentage change in the cumulative shareholder return on the Company's Common Stock, compared with the cumulative total return on (i) the Nasdaq Stock Market (U.S. Companies) Index ("Nasdaq") and (ii) the Nasdaq Stocks - Crude Petroleum and Natural Gas Extraction Index ("Nasdaq E&P"), for the five years ended December 31, 1998.

            PETROQUEST STOCK PRICE VS. NASDAQ AND NASDAQ E&P INDICES

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                VALUE OF INVESTMENT OF $100 ON DECEMBER 31, 1993


                                    [GRAPH]


                               FISCAL YEAR ENDING

                                      1993          1994           1995           1996          1997           1998
                                      ----          ----           ----           ----          ----           ----
PetroQuest Energy, Inc.                100         105.4           75.8           63.3          30.0           21.7
Nasdaq                                 100          97.8          138.3          170.0         208.5          293.8
Nasdaq E&P                             100          92.5           97.2          140.5         133.9           64.9


CHANGE IN CONTROL

         On September 1, 1998, the Company, formerly Optima Petroleum Corporation, a company originally organized under the Canada Business Corporation Act ("Optima"), consummated a merger by and among the Company, Optima Energy (U.S.) Corporation, a wholly owned subsidiary of the Company, and Goodson Exploration Company ("Goodson"), NAB Financial, L.L.C. ("NAB") and Dexco Energy, Inc. ("Dexco"), pursuant to which the Company acquired 100% of the ownership interests of American Explorer L.L.C. (the "Merger") all which were owned by Goodson, NAB and Dexco. Following the Merger, the Company was continued and domesticated from a Canadian corporation to a Delaware corporation (the "Continuation"), changing its name to "PetroQuest Energy, Inc.", and adopting a new certificate of incorporation.

          In connection with the Merger, the Company issued to the owners of Goodson, NAB and Dexco 7,335,001 shares of Company Common Stock (as defined below) and 1,667,001 Contingent Stock Issue Rights (the "CSIR"). The CSIRs entitle the holders to receive an additional 1,667,001 shares of Company Common Stock at such time as the trading price for the Company's Common Stock is $5.00 or higher for 20 consecutive trading days. The shares of

Common Stock and CSIRs issued in the Merger were issued to the following persons, each of whom is an officer and director of the Company upon completion of the Merger:


                                              SHARES OF COMMON STOCK                   CSIRs
                                              ----------------------                   -----

        Charles T. Goodson                          2,567,250                         583,450

        Alfred J. Thomas II(1)                      1,309,298                         297,560

        Ralph J. Daigle                             2,200,500                         500,000

--------------------

         (1) Does not include 487,778 shares and 110,856 CSIRs issued to Mr. Thomas' spouse and an aggregate of 770,175 shares and 175,035 CSIRs issued to Mr. Thomas' adult children.

In addition, Robert R. Brooksher, who became a director and Chief Financial Officer and Secretary of the Company upon completion of the Merger, holds a three year option to acquire from Charles T. Goodson, Alfred J. Thomas, II, Janell B. Thomas, Alfred J. Thomas, III, Blaine A. Thomas, Natalie A. Thomas and Ralph J. Daigle 5% of the shares of Common Stock and CSIRs issued in connection with the Merger.

         As part of the Merger, the following individuals were elected by the shareholders as additional directors of the Company and also serve as the executive officers of the Company as set forth below. William C. Leuschner and Robert L. Hodgkinson continued to serve as directors of the Company after the Merger.


         Charles T. Goodson               --    President, Chief Executive Officer and Director

         Alfred J. Thomas, II             --    Chief Operating Officer and Director

         Ralph J. Daigle                  --    Senior Vice President-Exploration and Director

         Robert R. Brooksher              --    Chief Financial Officer, Secretary and Director

         Daniel G. Fournerat              --    Director

         As a result of the Merger, Messrs. Leuschner, Hodgkinson, Goodson, Thomas, Daigle and Brooksher now beneficially own 10,585,384 shares or 57.1% of the Common Stock of the Company. Prior to the Merger, the former directors and executive officers as a group beneficially owned 2,541,718 shares or 23.1% of the Common Stock of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to a consulting agreement dated February 1, 1996, as amended by an amending agreement made as of January 1, 1998 (the "Agreement"), CDN $12,500 per month was paid to Hodgkinson Equities Corporation ("Hodgkinson") during the year ended December 31, 1998 through the date of the Merger (see "Change in Control") for services provided to the Company which are normally expected of an executive officer. The principal shareholder of Hodgkinson is Robert L. Hodgkinson, the former President and Chief Executive Officer and current director of the Company. In connection with the Merger, the Agreement was terminated and the Company entered into a termination agreement and a consulting agreement with Mr. Hodgkinson on August 21, 1998 and August 31, 1998, respectively. Pursuant to the termination agreement, Mr. Hodgkinson received CDN $150,000 in severance and also received CDN $100,000 and retained the furnishings from the Company's Vancouver office in consideration for assuming the office and equipment leases for the Company's Vancouver office. Pursuant to the consulting agreement, Mr. Hodgkinson, through Hodgkinson Equities Corporation, may provide consulting services to the Company from time to time at the Company's request for a three-year period following the date of the Merger at a rate of CDN $575 per day. The consulting agreement may be terminated on 30 days' notice by either party.

         Pursuant to a consulting agreement dated February 1, 1996, as amended by an amending agreement made as of January 1, 1998(the "Agreement"), CDN $12,500 per month was paid to Leuschner International Resources Ltd. ("Leuschner") during the year ended December 31, 1998 through the date of the Merger (see "Change in Control") for services provided to the Company which are normally expected of an executive officer. The Chairman and principal shareholder of Leuschner is William S. Leuschner, the Chairman of the Board of the Company. In connection with the Merger, the Agreement was terminated and the Company entered into a termination agreement and a consulting agreement with Mr. Leuschner on August 21, 1998 and August 31, 1998, respectively. Pursuant to the termination agreement Mr. Leuschner received CDN $150,000 in severance and also received CDN $100,000 in consideration for terminating the Calgary consultants and closing the Company's Calgary office. Pursuant to the consulting agreement, Mr. Leuschner, through Leuschner International Resources Ltd., may provide consulting services to the Company from time to time at the Company's request for a three-year period following the date of the Merger at a rate of CDN $575 per day. The consulting agreement may be terminated on 30 days' notice by either party. Also in connection with the Merger, the Company entered into a second consulting agreement with Mr. Leuschner on August 28, 1998. Pursuant to the second consulting agreement, Mr. Leuschner provides consulting services to the Company for a one-year period following the date of the Merger for a total compensation of US $150,000. For a two-year period thereafter, Mr. Leuschner may provide consulting services to the Company from time to time at the Company's request at a rate of US $1,000 per day. During the term of the second consulting agreement, Mr. Leuschner will be reimbursed for all reasonable traveling and other out-of-pocket expenses actually and properly incurred by Mr. Leuschner in connection with his duties thereunder. The second consulting agreement may be terminated by the Company only for cause following notice to Mr. Leuschner and 30 days opportunity for correction.

         Pursuant to a consulting agreement effective January 1, 1996, as amended by an amending agreement (the "Agreement"), a combination of CDN $10,000 per month was paid during the year ended December 31, 1998 through the date of the Merger (see "Change in Control") to Ronald P. Bourgeois ("Bourgeois"), former Chief Financial Officer, Secretary and director of the Company, for services provided to the Company which are normally expected of an executive officer. In connection with the Merger, the Agreement was terminated and the Company entered into a termination agreement and a consulting agreement with Mr. Bourgeois on August 21, 1998 and August 31, 1998, respectively. Pursuant to the termination agreement, Mr. Bourgeois will be paid a severance fee of CDN $120,000 and CDN $5,000 for a disability plan premium. Pursuant to the consulting agreement, Mr. Bourgeois may provide consulting services to the Company from time to time at the Company's request for a three-year period following the date of the Merger at a rate of CDN $460 per day. The consulting agreement may be terminated on 30 days' notice by either party. Also in connection with the Merger, the Company entered into a second consulting agreement with Mr. Bourgeois on August 28, 1998. Pursuant to the second consulting agreement, Mr. Bourgeois provides consulting services to the Company for a six-month period following the date of the Merger for compensation of US $7,500 per month. For a two-and-half year period thereafter, Mr. Bourgeois may provide consulting services to the Company from time to time at the Company's request at a rate of US $460 per day. During the term of the second consulting agreement, Mr. Bourgeois will be reimbursed for all reasonable traveling and other out-of-pocket expenses actually and properly incurred by Mr. Bourgeois in connection with his duties under the second consulting agreement. The second consulting agreement may be terminated by the Company only for cause following notice to Mr. Bourgeois and 30 days opportunity for correction.

         In connection with the Merger, the Company issued 7,335,001 shares of Common Stock and 1,667,001 Contingent Stock Issue Rights to certain individuals including current officers and directors of the Company.
See "Change in Control."

         In connection with the Merger (see "Change in Control"), the Company granted incentive stock options to certain directors, officers and employees of the Company, pursuant to the 1998 Incentive Plan as follows: (i) Ronald P. Bourgeois (15,000 shares), Martin Abbott (15,000 shares) and Starbrite Developments Ltd. (5,000 shares); (ii) Charles T. Goodson and Alfred J. Thomas, II (66,000 shares each); (iii) Ralph J. Daigle (60,000 shares); (iv) Robert R. Brooksher (38,000 shares); (v) Daniel G. Fournerat (50,000 shares); and (vi) other employees as a group (232,300 shares). The options in paragraph (i) vested immediately on grant, have a term of three years and an option price determined as follows: the higher of the weighted average trading price of the shares of the Company for the five business days immediately preceding the amendment and the closing price of the common shares the Company on the business day immediately prior to the amendment. The options in paragraphs (ii) to (vi) will vest one-third on each of December 31, 1998, 1999 and 2000, have a term of 10 years and an option price determined as follows: the higher of the weighted average trading price of the common shares of the Company from the five business days immediately prior to the grant and the closing price of the common shares of the Company on the business day immediately prior to the grant. In addition, also in connection with the Merger, options that were held by optionees pursuant to the 1995 and 1996 stock options plans that were exercisable into an aggregate of 465,000 shares of Common Stock were amended to change the exercise price and expiry date. The optionees holding such options included William C. Leuschner as to 90,000 shares, Robert L. Hodgkinson as to 90,000 shares, Ronald P. Bourgeois as to 75,000 shares, Emile Stehelin as to 65,000 shares and Martin Abbott as to 50,000 shares. These amended options vested immediately on amendment, have a term of three years and an option price determined as follows: the higher of the weighted average trading price of the shares of the Company for the five business days immediately preceding the amendment and the closing price of the common shares of the Company on the business day immediately prior to the amendment.

         In connection with the Merger (see "Change in Control"), the Company entered into an agreement dated May 26, 1998 to purchase a 5% working interest in the Valentine Prospect from Colima Oil Company ("Colima") as to 2% and 7804 Yukon, Inc. ("Yukon") as to 3%. Colima is wholly owned by William C. Leuschner, Chairman of the Board and a director of the Company. Yukon was owned 51% by Emile D. Stehelin, a former director of the Company, and 49% by Robert L. Hodgkinson, a director of the Company. The total purchase price for the 5% working interest was $675,300 ($270,120 to Colima and $405,180 to Yukon). A portion of the purchase price, $325,300, was paid with 200,000 shares of Common Stock of the Company at a deemed price of $1.6265 per share. The shares are subject to a one-year hold period pursuant to Rule 144 of the Securities Act of 1933, as amended.

         In conjunction with the Merger (see "Change in Control"), the employees and consultants of Optima Petroleum Corporation, the Company's predecessor entity ("Optima"), were terminated. American Explorer L.L.C. ("American"), which was acquired pursuant to the Merger, has no employees. It was managed and its properties (and certain of Optima's properties) were operated by American Explorer, Inc. ("AEI"), a corporation owned by Charles T. Goodson, Company's president and chief executive officer and a director, and Alfred J. Thomas, II, the Company's chief operating officer and a director, and both former members of American. From September 1, 1998 through December 31, 1998, the Company's properties were operated by AEI and certain management functions were performed by AEI. The officers of AEI are also the officers of the Company. AEI charges the Company a management fee to cover its costs of services for the Company ($600,000 for period from September 1, 1998 to December 31, 1998). At December 31, 1998, the Company owed AEI approximately $1,053,000, which amount is included in the Company's accounts payable. After the transition period, the Company will assume the operating and management functions from AEI, whose employees will become employees of the Company.

         Prior to the Merger (see "Change in Control"), Daniel G. Fournerat, who practices law with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell (A Professional Law Corporation), served as outside counsel to American Explorer, L.L.C., which was sold to the Company pursuant to the Merger. Subsequent to the Merger, Mr. Fournerat has served as outside counsel to the Company.

         On October 8, 1998, Charles T. Goodson, the Company's president and chief executive officer and a director, Alfred J. Thomas, II, the Company's chief operating officer and a director, and Ralph J. Daigle, the Company's senior vice president of exploration and a director, contributed their interests in a lease at the Turtle Bayou Field to the Company in return for a 30% interest after payout of 100% of the related well cost. Messrs. Goodson, Thomas and Daigle had previously acquired this lease in June 1995. The Company promoted this interest to industry partners thereby reducing its cost in the well. A producing well was drilled and completed on the lease. No amounts are currently payable to Messrs. Goodson, Thomas and Daigle pursuant to this farmout agreement. No cost was recorded for the contribution of this lease in the Company's financial statements because it was treated as an ordinary farmout agreement.

AUDITORS

         On December 16, 1998, the board of directors of the Company determined to replace KPMG Peat Marwick LLP ("KPMG") as its principal accountant with Arthur Andersen LLP ("Arthur Andersen"). Arthur Andersen was the principal independent accountant for American Explorer, L.L.C., which was combined into the Company on September 1, 1998. See "Change in Control."

         KPMG's report on the Company's financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods preceding the replacement of KPMG, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company has authorized KPMG to respond fully to any inquiries by Arthur Andersen.

         While management anticipates that the Company's relationship with Arthur Andersen will continue to be maintained during 1999, no formal action is proposed to be taken at the Annual Meeting with respect to the continued employment of Arthur Andersen inasmuch as no such action is legally required. Representatives of Arthur Andersen, but not KPMG, plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the equity securities of the Company to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, its officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.

OTHER MATTERS

         The annual report to stockholders on Form 10-K covering the fiscal year ended December 31, 1998 has been mailed to each stockholder entitled to vote at the annual meeting.

         Any stockholder proposals to be included in the Board of Directors' solicitation of proxies for the 2000 Annual Meeting of Stockholders must be received by Robert R. Brooksher, Secretary of the Company, 625 E. Kaliste Saloom Road, Suite 400, Lafayette, Louisiana 70508, no later than December 21, 1999.

         Stockholders that intend to present a proposal that will not be included in the proxy statement for the 2000 Annual Meeting of Stockholders must give written notice of a stockholder's intent to submit such a proposal on or before March 24, 2000.

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The Company will bear the expense of preparing, printing and mailing the proxy solicitation material and the proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company.

         Individual investors may request the Company's Form 10-K, Form 10-Q and other information by calling (318) 232-7028 or write to the address below:

                             PetroQuest Energy, Inc.
                            Corporate Communications
                      625 E. Kaliste Saloom Road, Suite 400
                           Lafayette, Louisiana 70508

         The persons designated to vote shares covered by the Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                       By Order of the Board of Directors,


                                       by: /s/ Robert R. Brooksher
                                           -------------------------------------
                                       ROBERT R. BROOKSHER,
                                       Chief Financial Officer and Secretary

April 21, 1999

                             PETROQUEST ENERGY, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         ANNUAL MEETING ON MAY 25, 1999

     PROXY
      FOR                 The undersigned stockholder of PetroQuest Energy, Inc. (the "Company") hereby
     ANNUAL       appoints Charles T. Goodson and Robert R. Brooksher, or either of them, the true and
    MEETING       lawful attorneys, agents and proxies of the undersigned, each with full power of
      OF          substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders
  STOCKHOLDERS    of the Company to be held at the offices of the Company, located at 625 E. Kaliste Saloom
                  Road, Suite 400, Lafayette, Louisiana 70508, on Tuesday, May 25, 1999, at 10:00 a.m.,
  MAY 25, 1999    Lafayette time, and at any adjournments of said meeting, all of the shares of the
                  Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

                  1.      THE ELECTION OF DIRECTORS

                          Nominees for directors are William C. Leuschner, Charles T. Goodson, Alfred J.
                          Thomas, II, Ralph J. Daigle, Robert R. Brooksher, Robert L. Hodgkinson and Daniel
                          G. Fournerat.

                          [ ] William C. Leuschner __________            [ ] Charles T. Goodson __________
                          [ ] Alfred J. Thomas, II __________            [ ] Ralph J. Daigle __________
                          [ ] Robert R. Brooksher __________             [ ] Robert L. Hodgkinson __________
                          [ ] Daniel G. Fournerat __________

                          Instruction: If you wish to withhold authority to vote for any individual nominee or nominees, write the name or names of the nominee(s) on the line provided below:


                          ----------------------------------------------------------------------------------
                          [ ] To withhold authority to vote ON all nominees for directors listed.

      2.                  [ ] In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.


           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)

    PROXY
     FOR                  This Proxy, when properly executed, will be voted in
    ANNUAL        the manner directed herein by the undersigned shareholder. If
    MEETING       no direction is made, this Proxy will be voted FOR the
      OF          election of the nominees above and in accordance with the
  STOCKHOLDERS    discretion of the persons designated above with respect to any other business properly before the meeting.



                          The undersigned hereby acknowledges receipt of the
                  Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.



                  Dated ____________________, 1999



                                       -----------------------------------------
                                                Stockholder's Signature


                                       -----------------------------------------
                                               Signature if held jointly

                                       Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.


           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED